UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2011

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland		CH-1214
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No.1 to Form 8-K (“Amendment No. 1”) is being filed solely to correct a typographical error in Exhibit 99.1 of Transocean Ltd.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2011 (the “Original Filing”). The Original Filing erroneously reported that the Estimated Expiration Date of the contract for the Deepwater Frontier is in November 2011 rather than the correct Estimated Expiration Date of November 2013.

Except for the foregoing, there are no other changes to the Original Filing. This Amendment No. 1 continues to speak as of the date of the Original Filing and the Company has not updated the disclosure in this Amendment No. 1 or Exhibit 99.1 to speak to any later date.

Item 7.01 Regulation FD Disclosure

We issue a report entitled “Transocean Fleet Update Summary,” which includes newly signed contracts, significant changes to existing contracts and changes to estimated out of service time since our last monthly Fleet Update Summary and quarterly Fleet Update Report. A summary dated June 16, 2011 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. You may subscribe to the free Transocean Financial Report Alert which will alert you to new Transocean fleet updates. This service will send you an automated email which will provide a link directly to the web page containing the fleet updates. You may subscribe to this service at the “Investor Relations/Email Alerts” section of the site by selecting “Receive E-mail” and providing your email address. Our website may be found at www.deepwater.com.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The exhibit to this report furnished pursuant to item 7.01 is as follows:

Exhibit No.	Description

99.1	Transocean Ltd. Fleet Status Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 17, 2011	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person

Index to Exhibits

Exhibit Number	Description

99.1	Transocean Ltd. Fleet Status Report